UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — August 4, 2015

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)
On August 4, 2015, the Board of Directors of Assured Guaranty Ltd. (AGL) appointed Thomas W. Jones and Alan J. Kreczko directors of AGL, each to hold office until the next annual general meeting of shareholders of AGL. Mr. Jones and Mr. Kreczko were each appointed to both the Audit Committee and the Finance Committee of the Board of Directors.

Messrs. Jones and Kreczko will receive the full annual director retainer for the term ending at the next annual general meeting of shareholders of AGL, consisting of cash and stock (valued based on the closing price of AGL common shares on the New York Stock Exchange on August 4, 2015), consistent with the compensation of AGL’s independent directors for such term, as described in the “Director Compensation Summary” filed as Exhibit 10.1 to AGL’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2015.

A copy of the press release announcing the appointments of Messrs. Jones and Kreczko is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits
(c) Exhibits
Exhibit Number	Description
99.1	Press Release of Assured Guaranty Ltd., dated August 4, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:    /s/ James M. Michener
Name:    James M. Michener
Title:    General Counsel

DATE: August 4, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Assured Guaranty Ltd., dated August 4, 2015

4